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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT(DATE OF EARLIEST EVENT REPORTED): MARCH 15, 2001


                                 SKYGIVERS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEVADA                     000-31099                    04-3365594
----------------------------      ------------               -------------------
(STATE OR OTHER JURISDICTION      (COMMISSION                  (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)               IDENTIFICATION NO.)


                 47 MALL DRIVE, UNIT 5, COMMACK, NEW YORK 11725

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (631) 864-1515






         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


                    165 MAIN STREET, PENN YAN, NEW YORK 14527


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Item 1.  Changes in Control of Registrant.

         On March 15, 2001, the Registrant and its wholly-owned subsidiary, IMA Acquisition, Inc. ("IMA"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with IMOJO, Inc., a Delaware corporation (the "IMOJO"), providing for the merger (the "Merger") of IMA into IMOJO. A copy of the Merger Agreement is filed as Exhibit 10 to this Current Report on Form 8-K. As a result of the Merger, the former stockholders of IMOJO received 50,000,000 restricted shares of Common Stock of the Registrant, 550,000 shares of Multiple Voting Shares of the Registrant (the "Multiple Voting Shares") and warrants ("Warrants") to purchase an additional 500,000,000 shares of Common Stock equivalents of the Registrant at an exercise price of $.03 per share. As a result of the Merger, the former stockholders of IMOJO own approximately 68% of the Common Stock equivalents in the Company, and upon exercise of the Warrants, would own approximately 80% of the Common Stock equivalents in the Company. Each share of the Multiple Voting Shares has the rights, restrictions and privileges set forth in the Certificate of Designation of Multiple Voting Shares of Registrant filed as Exhibit 3(i) to this Current Report on Form 8-K.

         In connection with the Merger, Carol Fitzgerald has submitted her resignation as a director and officer of the Registrant, and Corey Morrison and Steven Cantor were appointed as the directors of Registrant.

         Pursuant to the Merger Agreement, the Registrant has also agreed to change its name as soon as reasonably practicable to IMOJO, Inc. or such other name as IMOJO may designate and to cause the trading symbol of Registrant to be changed.

Item 2.  Acquisition or Disposition of Assets.

         Pursuant to the Merger Agreement and Merger described in Item 1 above, the Registrant acquired all of the issued and outstanding shares of IMOJO, Inc.

Item 5.  Other Events.

         In connection with the Merger, the Board of Directors authorized the designation of a new class of Preferred Stock in accordance with the provisions of the Company's Certificate of Incorporation and ByLaws authorizing it to do so. The new class of Preferred Stock has been designated as Multiple Voting Shares. The Multiple Voting Shares have rights in all respects (e.g. voting, dividends, and liquidation) equal to the rights of 1,000 shares of Common Stock. The rights and preferences of the Multiple Voting Shares are set forth in a Certificate of Designation approved by the Board of Directors and filed with the Secretary of State of the State of Nevada, a copy of which is annexed hereto as
Exhibit 3(i).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:

         (a) Financial Statements of IMOJO, Inc. will be filed on or before May 29, 2001

         (b) Pro Forma Financial Statements of IMOJO, Inc. will be filed on or before May 29, 2001

         (c)  The following exhibits are filed herewith:

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         Exhibit 3 (i)  Certificate of Designation of Multiple Voting Shares of
Registrant

         Exhibit 3 (ii) Amendment to the By-Laws of Registrant

         Exhibit 10 Agreement and Plan of Merger, by and among IMOJO, Inc., Registrant and IMA Acquisition, Inc.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 SKYGIVERS, INC.

Dated: March 30, 2001                            By: /S/ COREY MORRISON
                                                     ------------------
                                                     Corey Morrison
                                                     President